UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2011

(Date of earliest event reported)

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On Thursday, May 12, 2011, Corning Natural Gas Corporation ("CNG") commenced operation of a natural gas compressor that will allow additional Marcellus Shale Gas from the northern tier of Pennsylvania to flow to customers in New York. The compressor and related pipeline upgrade is the largest project undertaken by CNG in its history. The project will improve management of CNG's gas supply and allows for further downward pressure on gas costs for gas customers throughout the Southern Tier. The projects provide direct access to interstate markets for locally produced natural gas. CNG expects this project to have a significant positive impact on its cash flow and a positive impact on earnings.

Corning Natural Gas Corporation, incorporated in 1904 as a New York State public utility continues to provide safe, reliable natural gas service to 15,000 residential, commercial and industrial customers in the Southern Tier and Central regions of New York State.

Safe Harbor Regarding Forward-Looking Statements

Some of the statements in this report, including statements about CNG's confidence in CNG's prospects and strategies, are forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. Some of these forward-looking statements can be identified by words like "believe," "expect," "will," "should," "intend," "plan," or similar terms; others can be determined by context. Statements contained in this report that are not historical facts are forward-looking statements. These statements are necessarily estimates reflecting CNG's best judgment based upon current information, and involve a number of risks and uncertainties. Many factors could affect the accuracy of these forward-looking statements, causing CNG's actual results to differ significantly from those anticipated in these statements. You should not place undue reliance on forward-looking statements, which reflect analysis only as of the date of this report. The risks and uncertainties listed above and in documents that we file with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, must be carefully considered by any investor or potential investor in CNG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Corporation

By: /s/ Michael I. German

President and Chief Executive Officer

Dated: May 12, 2011